Exhibit 99.1

Albertsons® Companies, Inc. Appoints Harmit Singh to Board of Directors

Global finance and growth leader brings extensive expertise in transformation, performance improvement and value creation

BOISE, Idaho – October 15, 2026 – Albertsons® Companies, Inc. (NYSE: ACI) today announced the appointment of Harmit Singh to the company's Board of Directors, effective immediately. Singh brings more than 40 years of global financial, operational and strategic leadership experience across some of the world's most recognized consumer, retail and hospitality brands. The board has now expanded from 14 to 15 members.

"We continue to strengthen our board with capabilities that support Albertsons' next phase of growth," said Meg Whitman, Executive Chair of the Albertsons Companies Board of Directors. "Harmit's experience improving performance and creating value at complex, consumer-facing companies will be an important asset as we advance our strategy and strengthen execution."

Singh currently serves as Executive Vice President and Chief Financial and Growth Officer of Levi Strauss & Co., and after a planned transition will retire from the company on November 30, 2026. In this role, Harmit leads finance, the transformation office, investor relations, information security, strategic sourcing, real estate and franchise expansion, mergers and acquisitions, divestitures and global talent hubs. He also leads the company's global productivity initiative, focused on improving structural economics to drive growth and profitability. During his tenure, he helped lead the company's return to the public markets in 2019 and the expansion of its global retail footprint.

"Harmit is an accomplished executive whose experience spans finance, strategy, operations, technology, real estate and global consumer brands," said Susan Morris, CEO of Albertsons Companies. "His track record of accelerating growth, improving business performance, scaling store and franchise networks and guiding public companies through complex transformations will bring valuable perspective to our board as we create long-term value for all stakeholders."

In addition to his executive leadership experience, Singh serves on the boards of Planet Fitness, Inc. and Sutter Health, a not-for-profit, community-based health care system. He previously served on the boards of The AZEK Company, OpenText Corporation and Buffalo Wild Wings, including service on audit and compensation committees.

Prior to joining Levi Strauss & Co., Singh served as Executive Vice President and Chief Financial Officer of Hyatt Hotels Corporation, where he led the company's initial public offering and supported its global growth initiatives. Earlier in his career, he spent 14 years at Yum! Brands in global leadership roles, including Chief Financial Officer of Yum! Restaurants International and Pizza Hut, with responsibility across finance, mergers and acquisitions, supply chain and technology. He also held financial leadership positions at American Express and PricewaterhouseCoopers.

"I am honored to join Albertsons' Board of Directors," said Singh. "Albertsons has a strong legacy, a portfolio of trusted brands and a clear commitment to serving customers and communities. I look forward to working with my fellow directors and the leadership team to support the company's continued growth and strategic priorities."

Important Notice Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the federal securities laws. The "forward-looking statements" include our current expectations, assumptions, perspectives and projections about our business and our industry. You can identify forward-looking statements by the use of words such as "outlook," "may," "should," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future" and "intends" and similar expressions which are intended to identify forward-looking statements. The forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties which are beyond our control and difficult to predict and could cause actual results to differ materially from the results expressed or implied by the statements. In evaluating our forward-looking statements, you should carefully consider the risks and uncertainties more fully described in the “Risk Factors” section or other sections in our reports filed with the SEC including the most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and current reports on Form 8-K and available at the SEC’s website at www.sec.gov.

About Albertsons Companies

Albertsons Companies is a leading food and drug retailer in the United States. As of September 12, 2026, the Company operated 2,240 retail stores with 1,709 in-store pharmacies, 408 associated fuel centers, 22 dedicated distribution centers and 19 manufacturing facilities. The Company operates stores across 35 states and the District of Columbia under 22 well known banners including Albertsons, Safeway, Vons, Jewel-Osco, Shaw's, ACME, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen, Carrs, Kings Food Markets and Balducci's Food Lovers Market. The Company is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood. In 2025, along with the Albertsons Companies Foundation, the Company contributed $497 million in food and financial support, including $56 million through its Nourishing Neighbors Program, to ensure those living in its communities and those impacted by disasters have enough to eat.

Albertsons, Safeway, Amigos, Andronico’s, Balducci's, Haggen, Jewel-Osco, Market Street, Pavilions, Randalls, Tom Thumb and Vons are registered service marks of Albertsons Companies, Inc. or its subsidiaries. ACME, Carrs, Kings, Shaw's, Star Market and United Supermarkets are service marks of Albertsons Companies, Inc. or its subsidiaries. Albertsons associated logos, product names and services are trademarks or service marks of Albertsons Companies, Inc. All other trademarks are the property of their respective owners.

Contacts

media@albertsons.com